Proxy Voting Results

A special meeting of shareholders was held on December 8, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

James C. Curvey

Affirmative	3,005,845,657.89	94.803
Withheld	164,788,708.80	5.197
TOTAL	3,170,634,366.69	100.000

Dennis J. Dirks

Affirmative	3,025,050,303.47	95.409
Withheld	145,584,063.22	4.591
TOTAL	3,170,634,366.69	100.000

Donald F. Donahue

Affirmative	3,024,923,660.98	95.405
Withheld	145,710,705.71	4.595
TOTAL	3,170,634,366.69	100.000

Alan J. Lacy

Affirmative	3,024,272,946.71	95.384
Withheld	146,361,419.98	4.616
TOTAL	3,170,634,366.69	100.00

Ned C. Lautenbach

Affirmative	3,011,847,006.14	94.992
Withheld	158,787,360.55	5.008
TOTAL	3,170,634,366.69	100.000

Joseph Mauriello

Affirmative	3,021,074,746.00	95.283
Withheld	149,559,620.69	4.717
TOTAL	3,170,634,366.69	100.000

Charles S. Morrison

Affirmative	3,025,083,795.43	95.410
Withheld	145,550,571.26	4.590
TOTAL	3,170,634,366.69	100.000

Cornelia M. Small

Affirmative	3,016,566,905.34	95.141
Withheld	154,067,461.35	4.859
TOTAL	3,170,634,366.69	100.000

Garnett A. Smith

Affirmative	3,014,927,605.85	95.090
Withheld	155,706,760.84	4.910
TOTAL	3,170,634,366.69	100.000

David M. Thomas

Affirmative	3,025,900,428.75	95.436
Withheld	144,733,937.94	4.564
TOTAL	3,170,634,366.69	100.000

Michael E. Wiley

Affirmative	3,023,436,110.39	95.358
Withheld	147,198,256.30	4.642
TOTAL	3,170,634,366.69	100.000

PROPOSAL 2
To eliminate a fundamental investment policy.

	# of Votes	% of Votes
Affirmative	153,447,468.67	80.314
Against	24,132,596.19	12.631
Abstain	13,480,990.70	7.055
TOTAL	191,061,055.56	100.000

PROPOSAL 3
To modify the fund’s fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	159,830,326.46	83.655
Against	19,482,694.75	10.197
Abstain	11,748,034.35	6.148
TOTAL	191,061,055.56	100.000

PROPOSAL 4
To change the fund from a diversified fund to a non-diversified fund.

	# of Votes	% of Votes
Affirmative	144,927,526.66	75.855
Against	32,682,064.47	17.105
Abstain	13,451,464.43	7.040
TOTAL	191,061,055.56	100.000

Proposal 1 reflects trust wide proposal and voting results.